As filed with the Securities and Exchange Commission on December 31, 2020

Registration No. 333-221787

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1420 Kensington Road, Suite 220 Oak Brook, Illinois 60523 (847) 455-7111	36-0879160
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(IRS Employer Identification No.)

A. M. Castle & Co. 2017 Management Incentive Plan

(Full titles of the plans)

Jeremy T. Steele

Senior Vice President, General Counsel & Secretary

A. M. Castle & Co.

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(847) 455-7111

(Name and Address of Agent for Service)

Copy to:

Eric Orsic, Esq.

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606-0029

(312) 372-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-221787, filed on November 28, 2017, relating to the A. M. Castle & Co. 2017 Management Plan (the “Registration Statement”) filed by A.M. Castle & Co. with the Securities and Exchange Commission. The Registration Statement is hereby amended to remove and withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 31st day of December, 2020.

A.M. CASTLE & CO

By:	/s/ Jeremy T. Steele
Jeremy T. Steele
Senior Vice President, General Counsel & Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, No other person is required to sign this Post-Effective Amendment to the specified registration statement on Form S-8 on behalf of A.M. Castle & Co.

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